Tidal Trust III 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 168 and Amendment No. 171, to the Registration Statement on Form N-1A of VistaShares HRVD Select ETF, VistaShares Target 15 HRVD Distribution ETF, VistaShares GATE Endowment Select ETF, VistaShares Target 15 GATE Endowment Distribution ETF, VistaShares Gulf Sovereign Select ETF, VistaShares Target 15 Gulf Sovereign Distribution ETF, VistaShares Nordic Wealth Select ETF and VistaShares Target 15 Nordic Wealth Distribution ETF, each a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

January 26, 2026